UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): January 5, 2000


                            Howmet International Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                              1-13645 52-1946684
           Commission File Number (IRS Employer Identification No.)


                 475  Steamboat  Road,  Greenwich,  CT  06836-1960
               (Address of principal executive offices) (Zip Code)


                                (203) 661-4600
                          Registrant's Telephone Number

                               ITEM 5 OTHER EVENTS

          The following news release was issued on January 5, 2000.

Independent Directors Committee Appoints Financial Advisor

Greenwich, CT- Howmet International Inc. (HWM-NYSE) (www.howmet.com) announced today that its Independent Directors Committee had appointed Goldman, Sachs & Co. as its financial advisor to assist the Committee in reviewing a proposal by Cordant Technologies Inc., Howmet's majority stockholder, to acquire the outstanding shares of stock of Howmet International not currently owned by Cordant for $17.00 per share.

The Committee has also selected Baker Botts L.L.P. as its legal counsel.

Howmet International Inc. is the world's largest manufacturer of precision castings, primarily for jet aircraft and industrial gas turbine engines. Howmet and its subsidiaries operate 29 production facilities in the United States, Canada, France, the United Kingdom and Japan.


This press release includes forward-looking statements, including the one related to the price being offered by Cordant. Pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers that such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected in those statements. These risks and uncertainties include, but are not limited to, the effects of aerospace and industrial gas turbine market conditions, the nature of the company's customer base, competition, pricing pressures, and others detailed in the Company's Annual Report on Form 10-K for 1998 and other reports filed with the Securities and Exchange Commission.




                                   By:   /S/ Roland Paul
                                         Roland Paul
                                         Vice President




Date: January 5, 2000